UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 18, 2009

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2009, the Executive Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) approved 2009 base salaries, restricted share awards, long term performance incentive unit awards and 2009 annual cash incentive opportunity levels for the Company’s Chief Executive Officer, the three other members of the Company’s Office of the Chairman and the Chief Financial Officer (collectively, the “Named Executive Officers”).

2009 Base Salaries

The following table sets forth the annual base salaries for 2009, which are the same as were paid in 2008, for each of the Named Executive Officers:

Name	2009 Base Salary
Ronald Rubin	$562,648
George F. Rubin	$405,107
Edward A. Glickman	$503,880
Joseph F. Coradino	$405,107
Robert F. McCadden	$387,601

2009 Long Term Incentive Plan Awards

The Compensation Committee also approved long term incentive awards to each of the Named Executive Officers. The Committee made these awards in the form of time-based restricted shares and performance incentive units (“Units”) under a newly-approved long term cash incentive plan (the “Plan”). The Units represent the right to earn cash in the future depending on the Company’s relative total return to shareholders during the three year period that began January 1, 2009 and ends on the earlier of December 31, 2011 or the date of a Change in Control, as defined in the Plan (the “Measurement Period”).

With respect to the portion of the awards made in the form of time-based restricted shares, these shares generally will vest in three equal annual installments beginning on the first anniversary of the date of grant, subject to continued employment. During the period that the restricted shares have not vested, the recipient is entitled to vote the shares and to receive an amount equal to the dividends that would have been paid on the shares if they had vested at the beginning of 2009.

The following table sets forth the number of restricted shares granted to the Named Executive Officers:

Name	Number of Restricted Shares	Dollar Value
Ronald Rubin	140,888	$484,655
George F. Rubin	77,410	$266,290
Edward A. Glickman	88,518	$304,502
Joseph F. Coradino	77,410	$266,290
Robert F. McCadden	67,604	$232,558

The aggregate dollar value of the restricted shares shown in the table is based on the average closing price of a common share of the Company during the 20 trading days prior to the date of the awards. The grants of restricted shares were made pursuant to the terms of the 2003 Equity Incentive Plan, as amended. The 2003 Equity Incentive Plan was filed as Appendix D to the Company’s Form S-4/A on October 1, 2003 and is incorporated herein by reference.

The Units represent the right to earn cash in the future and were granted in lieu of Restricted Share Units awarded in 2008. The payment, if any, of cash by the Company depends on the Company’s performance in terms of total return to shareholders (“TRS”) for the Measurement Period relative to the TRS for the Measurement Period of real estate investment trusts comprising a leading index of real estate investment trusts (the “Index REITs”). If the Company’s TRS performance over the Measurement Period is below the 25th percentile of the Index REITs, then no cash will be earned. If the Company’s TRS over the Measurement Period is at or above the 25th percentile of the Index REITs, then a percentage of the awards ranging from 50% (at the 25th percentile) to 150% (at or above the 75th percentile) will be earned. Each Unit is equal in initial stated value to the average closing price of a common share of the Company during the 20 trading days ending on the day prior to the grant date. The stated value of a Unit will be increased by an amount equal to the cash dividend paid on a common share of the Company on each dividend payment date. Each of the Named Executive Officers will be paid an amount in cash equal to the percentage of the stated value of each of his Units which are earned at the end of the Measurement Period.

The following table sets forth information regarding Units granted to the Named Executive Officers:

Name	Number of Units	Initial Stated Value
Ronald Rubin	51,195	$176,110
George F. Rubin	28,129	$96,763
Edward A. Glickman	32,165	$110,648
Joseph F. Coradino	28,129	$96,763
Robert F. McCadden	24,565	$84,505

The aggregate value of the restricted shares and Units granted in 2009 is approximately $2.387 million less than the aggregate value of the restricted shares and Restricted Share Units granted in 2008, in each case valued based on the average closing price of a common share of the Company during the 20 trading days prior to their respective grant dates. For financial statement reporting purposes, the fair values of these awards will be computed in accordance with applicable accounting authority, including Statement of Financial Accounting Standards No. 123(R), which will differ from the values using the 20 trading day average closing price.

2009 Annual Cash Incentive Plan

The Compensation Committee also approved threshold (i.e., minimum), target and outperformance (i.e., maximum) cash incentive opportunity levels, expressed as a percentage of base salary, that the Named Executive Officers are eligible to receive under the 2009 annual cash incentive plan. The level of the award that each of the Named Executive Officers is eligible to receive depends upon the Company’s funds from operations (“FFO”) per share. FFO is a measure of operating performance and profitability commonly used by real estate investment trusts. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts. The Compensation Committee has the discretion to adjust FFO upward or downward in the event of unusual or non-recurring circumstances.

The following table sets forth the incentive award opportunities for the Named Executive Officers under the 2009 annual cash incentive plan, expressed as a percentage of base salary:

	Incentive Award Opportunity as a Percentage of Base Salary
Title	Threshold	Target	Outperformance
CEO	35%	75%	150%
Office of the Chair	30%	65%	130%
CFO	25%	60%	120%

2008 Annual Cash Incentive Awards

The Compensation Committee previously approved the payment of annual cash incentive awards to each of the Named Executive Officers for the year ended December 31, 2008. Cash incentive awards were earned and paid pursuant to the terms of the 2008 annual cash incentive plan in the following amounts to the Named Executive Officers, based upon the achievement by the Company of predetermined performance levels of FFO per diluted share:

Name	2008 Cash Bonus
Ronald Rubin	$321,960
George F. Rubin	$200,303
Edward A. Glickman	$249,141
Joseph F. Coradino	$200,303
Robert F. McCadden	$172,267

The aggregate amount of the cash payments received by the Named Executive Officers under the 2008 annual cash incentive plan is approximately $667,000 less than the aggregate amount of the cash incentive payments that such Named Executive Officers received for 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 24, 2009	By:	/s/ Edward A. Glickman
Edward A. Glickman
President and Chief Operating Officer